UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2017

TRANS-LUX CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware                                       1-2257                        13-1394750

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(State or other jurisdiction        (Commission                (I.R.S. Employer

of incorporation)                          File Number)             Identification No.)

445 Park Avenue, Suite 2001, New York, New York  10022

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(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (800) 243-5544

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01              Entry into a Material Definitive Agreement

On March 28, 2017, Trans-Lux Corporation (the “Company”), and its wholly-owned subsidiaries Trans-Lux Display Corporation, Trans-Lux Midwest Corporation and Trans-Lux Energy Corporation, as borrowers, entered into a Third Amendment to Credit Agreement, effective as of July 12, 2016, with SCM Specialty Finance Opportunities Fund, L.P. as lender(“SCM”), to provide for an amendment to that certain Credit and Security Agreement with SCM, dated July 12, 2016, as amended September 8, 2016 and February 14, 2017.  The Third Amendment to the Credit and Security Agreement modifies the definition and calculation of EBITDA so that it does not exclude the effect of the $462,065 gain recorded in July 2016 as a result of the buyback of an aggregate of $353,000 8¼% Limited Convertible Senior Subordinated Notes due 2012 and 9½% Subordinated Debentures due 2012.

The foregoing description of the Third Amendment to Credit and Security Agreement is included to provide information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Third Amendment to Credit and Security Agreement which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)          Exhibits

10.1        Third Amendment to Credit and Security Agreement, dated as of March 28, 2017 (and effective July 12, 2016), by and among SCM Specialty Finance Opportunities Fund, L.P., Trans-Lux Corporation, Trans-Lux Display Corporation, Trans-Lux Midwest Corporation and Trans-Lux Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION
by: /s/ Jean-Marc Allain
Jean-Marc Allain
President, Chief Executive Officer
and Chief Accounting Officer

Dated:  March 29, 2017